Exhibit 99.1

JOINT FILING AGREEMENT

This will confirm the agreement among the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of Class A common stock, $0.01 par value per share, of TerraForm Power, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Act.

This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

June 29, 2016

ORION US HOLDINGS 1 L.P. by its general partner ORION US GP LLC

By:	/s/ Fred Day
Name: Fred Day
Title: Vice President

ORION US GP LLC

By:	/s/ Fred Day
Name: Fred Day
Title: Vice President

BROOKFIELD INFRASTRUCTURE FUND III GP LLC

By:	/s/ Fred Day
Name: Fred Day
Title: Vice President

BROOKFIELD ASSET MANAGEMENT PRIVATE INSTITUTIONAL CAPITAL ADVISER (CANADA), L.P.

By:	/s/ James Rickert
Name: James Rickert
Title: Vice President,
Brookfield Private Funds Holdings Inc., as general partner

BROOKFIELD CREDIT OPPORTUNITIES MASTER FUND, L.P. by its general partner, BROOKFIELD CREDIT OPPORTUNITIES FUND GP, LLC

By:	/s/ Barry Blattman
Name: Barry Blattman
Title: Chairman

BROOKFIELD CREDIT OPPORTUNITIES FUND GP, LLC

By:	/s/ Barry Blattman
Name: Barry Blattman
Title: Chairman

BROOKFIELD ASSET MANAGEMENT PRIVATE INSTITUTIONAL CAPITAL ADVISER (CREDIT) LLC

By:	/s/ Barry Blattman
Name: Barry Blattman
Title: President and Treasurer

BROOKFIELD ASSET MANAGEMENT, INC.

By:	/s/ A.J. Silber
Name: A.J. Silber
Title: Vice-President, Legal Affairs

PARTNERS LIMITED

By:	/s/ Brian Lawson
Name: Brian Lawson
Title: President